Exhibit 10.8

Warrant to Purchase 1,000,000 Shares
Of Class A Common Stock

THE AMACORE GROUP, INC.

Common Stock Purchase Warrant

June 13, 2008

NEITHER THIS WARRANT NOR THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1993, AS AMENDED AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNTIL A REGISTRATION STATEMENT WITH RESPECT THERETO IS DECLARED EFFECTIVE UNDER SUCH ACT OR THE COMPANY RECEIVES AN OPINION OF COUNSEL TO THE COMPANY THAT AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT IS AVAILABLE.

THIS CERTIFIES THAT Scott Smith (hereinafter sometimes called the “Holder") is entitled to purchase from The Amacore Group, Inc., a Delaware corporation (the "Company") at the price and during the period hereinafter specified, up to 1,000,000 shares of the Company's Class A common stock, $ .001 par value (the "Common Stock").

1.           The rights represented by this Warrant shall be exercisable pursuant to the Vesting Schedule attached in Schedule A and prior to June 13, 2013 (the "Expiration Date") at a purchase price of $0.38 per share (the "Exercise Price") if the Holder has been continually employed by the Company for the twelve (12) months immediately preceding each Vesting Date.  After the Expiration Date the Holder shall have no right to purchase any shares of Common Stock purchasable upon exercise of this Warrant.

2.           The rights represented by this Warrant may be exercised at any time after each Vesting Date but prior to the Expiration Date, in whole or in part, by (i) completing and properly executing the form attached in Schedule B and delivery of such form to the principal executive office of the Company (or such other office or agency of the Company as it may designate by notice in writing to the Holder at the address of the Holder appearing on the books of the Company); and (ii) payment to the company of the Exercise Price then in effect for the number of shares specified in the above-mentioned purchase form together with applicable stock transfer taxes, if any.  This Warrant shall be deemed to have been exercised, in whole or in part, to the extent specified, immediately prior to the close of business on the date this Warrant is surrendered and payment is made in accordance with the foregoing provisions of this Paragraph 2, and the person or persons in whose name or names the certificates for shares of Common Stock shall be issuable upon such exercise shall become the holder or holders of record or such Common Stock at that time and date.  The certificate or certificates for the Common Stock so purchased shall be delivered to such person or persons within a reasonable time, not exceeding thirty (30) days after the rights represented by this Warrant shall have been so exercised.

3.           Neither this Warrant nor the shares of Common Stock issuable upon exercise hereof have been registered under the Securities Act of 1933, as amended (the "1933 Act"), nor under any state securities law and shall not be sold, transferred, assigned, hypothecated or otherwise disposed of until a registration statement with respect thereto becomes or is declared effective under the 1993 Act or the Company receives an opinion of counsel to the Company stating that an exemption from the registration requirements of the 1933 Act and such state securities laws is available.

4.           The Company shall not be obligated to register this Warrant or the shares of Common Stock issuable upon exercise of this Warrant in accordance with the 1933 Act.

5.           The Company covenants and agrees that all shares of Common Stock which may be issued upon exercise of this Warrant will, upon issuance, be duly and validly issued, fully paid and non-assessable and no personal liability will attach to the Holder thereof.  The Company further covenants and agrees that until the Expiration Date, the Company will at all times have authorized and reserved a sufficient number of shares of its Common Stock to provide for the exercise of this Warrant.

6.           This Warrant shall not entitle the Holder to any rights, including, without limitation, voting rights as a stockholder of the Company.

7.           The Exercise Price in effect at any time and the number of shares purchasable upon the exercise of this Warrant shall be subject to adjustment from time to time upon the happening of certain events as follows:

(a)           In case the Company shall (i) issue shares of Common Stock as a dividend or distribution on its outstanding shares of Common Stock, (ii) subdivide or reclassify its outstanding shares of Common Stock into a greater number of shares, or (iii) combine or reclassify its outstanding shares of Common Stock into a smaller number of shares, or (iv) the outstanding shares of Common Stock are at any time changed into or exchanged for a different number or kind of shares or other security of the Company or of another corporation through reorganization, merger, consolidation, liquidation or recapitalization, then appropriate adjustments in the number and kind of such securities subject to this Warrant shall be made and the Exercise Price in effect at the time of the record date for such dividend or distribution or of the effective date of such subdivision, combination, reclassification, reorganization, merger, consolidation, liquidation or recapitalization shall be proportionately adjusted so that the holder of this Warrant exercised after such date shall be entitled to receive the aggregate number and kind of shares of which, if this Warrant had been exercised by such Holder immediately prior to such date, he would have owned upon such exercise and been entitled to receive upon such dividend, distribution, subdivision, combination, liquidation or recapitalizatlon.  For example, if the Company declares a 2 for 1 stock distribution and the Exercise Price immediately prior to such event was $4.50 per share and the number of shares purchasable upon exercise of this Warrant was 62,500, the adjusted Exercise Price immediately after such event would be $2.25 per share and the adjusted number of shares purchasable upon exercise of this Warrant would be 125,000 shares.  Such adjustment shall be made successively whenever any event listed above shall occur.

(b)           Whenever the Exercise Price payable upon exercise of this Warrant is adjusted pursuant to Subparagraph (a) above, the number of shares purchasable upon exercise of this Warrant shall simultaneously be adjusted by multiplying the number of shares issuable upon exercise of this Warrant by the Exercise Price in effect on the date hereof and dividing the product so obtained by the Exercise as adjusted.

(c)           No adjustment In the Exercise Price shall be required unless such adjustment would require an increase or decrease of at least one and sixty-five one-hundredths cents ($0.0165) in such price; provided, however, that any adjustments which by reason of this Subparagraph (c) are not required to be made shall be carried forward and taken into account in any subsequent adjustment required to be made hereunder.  All calculations under this Paragraph 7 shall be made to the nearest cent or one-hundredth of a share, as the case may be.  Anything In this Paragraph 7 to the contrary notwithstanding, the Company shall be entitled, but shall not be required, to make such changes in the Exercise Price, in addition to those required by this Paragraph 7, as it shall determine, in its sole discretion, to be advisable in order that any dividend or distribution in shares of Common Stock, or any subdivision, reclassification or combination of Common Stock, hereafter made by the Company shall not result in any Federal income tax liability to the holder of Common Stock or securities convertible into or exercisable for Common Stock.

(d)           Whenever the Exercise Price is adjusted as herein provided, the Company shall compute the adjusted Exercise Price in accordance with this Paragraph 7 and shall prepare a certificate signed by the chief financial officer or accounting officer of the Company setting forth the adjusted Exercise Price, and shall promptly cause a notice setting forth the adjusted Exercise Price and adjusted number of shares issuable upon exercise of this Warrant to be mailed to the Holder, at its address set forth herein I and shall cause a certified copy thereof to be mailed to the company's transfer agent, if any.  The Company may (but shall be required to) retain a firm of independent certified public accountants selected by the Board of Directors (which may be the regular accountants employed by the Company) to make any computation required by this Paragraph 7, and a certificate signed by such firm shall be conclusive evidence of the correctness of such adjustment.

(e)           In the event that at any time, as a result of an adjustment made pursuant to the provisions of this Paragraph 7, the Holder of this warrant thereafter shall become entitled to receive any shares of the Company other than Common Stock thereafter the number of such other shares so receivable upon exercise of this Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in Subparagraphs (a) to (c), inclusive, above.

(f)           Notwithstanding any adjustment in the Exercise Price or the number or kind of shares of Common Stock purchasable upon the exercise of this Warrant, certificates for Warrants issued prior or subsequent to such adjustment may continue to express the same price and number and kind of shares of Common Stock as are initially issuable pursuant to this Warrant.

(g)           The Company may, but under no circumstances is obligated to, modify the terms of this Warrant to provide for an earlier commencement of the Exercise Period, or to extend the Exercise Period or to lower the Exercise Price, at any time prior to the expiration of this Warrant.

8.     This Agreement shall be governed by and in accordance with the law of the State of Delaware, without reference to conflict of laws principles.

9.    Anything contained herein to the contrary notwithstanding, it is understood that the shares underlying this warrant will be issued with the restriction that same may only be sold through Mr. Joe Sanders, who will be responsible for selling said shares in an orderly fashion.  For purposes of this undertaking, an “orderly fashion” shall be deemed to be, without restriction, sales consistent with the Rule 144 selling formula for shares held more than six months but less than one year.

IN WITNESS WHEREOF, The Amacore Group, Inc. has caused this Warrant to be signed by its duly authorized officer as of the date set forth below.

THE AMACORE GROUP, INC. By: /s/ Giuseppe Crisafi Giuseppe Crisafi Chief Financial Officer

Dated: June 13, 2008

Schedule A

Warrant Vesting Schedule

Total Number of Warrants	1,000,000

Vesting Amount:	Vesting Date
250,000	July 1, 2008
250,000	July 1, 2009
250,000	July 1, 2001
250,000	July 1, 2011

Schedule B

NOTICE OF EXERCISE

To: The Amacore Group, Inc.
      1211 N. Westshore Blvd., #512
      Tampa, FL 33607

(1)
The undersigned hereby elects to purchase  __________shares of class A common stock of The Amacore Group, Inc., pursuant to the terms of the attached Warrant, and tender herewith payment of the exercise price in full of $ ___________.

(2)	Please issue a certificate representing said shares of common stock in the name of the undersigned or in such other name as is specified below:

Name: _______________________

Address: _____________________

_____________________________

Date: ______________________

____________________________ Signature _____________________________ Signature, if joint